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                                                           EXHIBIT 5.1


                  WILSON SONSINI GOODRICH & ROSATI
                       PROFESSIONAL CORPORATION

                          650 PAGE MILL ROAD
                   PALO ALTO, CALIFORNIA 94304-1050
             TELEPHONE 415-493-9300 FACSIMILE 415-493-6811
                            WWW.WSGR.COM



                            May 22, 1997


Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

     RE:  REGISTRATION STATEMENT NO. 333-23591 ON FORM S-2

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-2 filed under the Securities Act of 1933, as amended (the "1933 Act"), by Monaco Coach Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 19, 1997, as amended by Amendment No. 1 thereto, dated as of May 22, 1997 (collectively, the "Registration Statement"), relating to the registration under the 1933 Act, of up to 1,955,000 shares of the Company's common stock, $.01 par value (the "Stock") (including 255,000 shares subject to the underwriters' over-allotment option) which are to be offered and sold by the Company and the selling stockholders (the "Selling Stockholders"). We understand that the Stock is to be sold to the underwriters named in the Registration Statement for resale to the public. As counsel to the Company, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance and sale by the Company and the Selling Stockholders of the Stock.

     We are of the opinion that the shares of stock to be offered and sold by the Company and the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.


                               Very truly yours,


                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation

                               /s/ Wilson Sonsini Goodrich & Rosati